Exhibit 99.1

Vicarious Surgical Announces Appointment of Joseph Doherty as Chairman of The Board

WALTHAM, Mass. – (BUSINESS WIRE) – September 25, 2025 – Vicarious Surgical Inc. (NYSE: RBOT, RBOT.WS) (the “Company”), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced the appointment of Joseph Doherty as Chairman of the Company’s Board of Directors (the “Board”). Mr. Doherty has served as a member of the Board since June 2025.

“Since joining Vicarious Surgical, I’ve had the opportunity to work closely with Joe and greatly value his perspective,” said Stephen From, Chief Executive Officer. “As Chairman of the Board, he brings a wealth of experience and thoughtful leadership that will serve the Company well. I look forward to partnering with him and the Board as we advance on our mission of transforming surgical robotics and driving value for patients and shareholders.”

Since January 2025, Mr. Doherty has served as CEO of the Worcester City Campus Corporation, a not-for-profit corporation whose base corporate purpose is to foster, promote and support the University of Massachusetts.  Mr. Doherty has held a range of senior leadership positions across the healthcare and medical device industries. He served as President of Scapa Healthcare and sat on the Board of Directors of Scapa Group, a publicly traded company on the AIM Stock Exchange. He was also President of Olympus Surgical Technologies America, a subsidiary of Olympus Corporation of the Americas. Earlier in his career, he spent 24 years at Johnson & Johnson (NYSE: JNJ) in roles of increasing responsibility, ultimately serving as Vice President of Integration and Transformation.

In addition to his executive experience, Mr. Doherty has served on the boards of the Massachusetts Biomedical Initiative, Immertec, and ZATA Pharmaceuticals, and as an advisor to AccuTec and Boardwalk Robotics.

He earned a Bachelor of Science in Engineering from the United States Military Academy at West Point and a Master of Business Administration from Nichols College.

“I am honored to serve as Chairman at a pivotal moment for Vicarious Surgical. Our technology is designed to set a higher standard in minimally invasive surgery and has the potential to set a new standard for robotic surgery and enhance patient outcomes worldwide,” said Mr. Doherty. “I look forward to partnering with Stephen, the Board, and the team to focus our strategy, execute with discipline, and deliver better outcomes for patients and value for shareholders.”

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next-generation surgical robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and has received backing by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation, statements regarding the potential for the Company’s technology to improve patient outcomes, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of the Company’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of the Company’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s product candidates and services; the Company’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; economic downturns, political and market conditions and their potential to adversely affect the Company’s business, financial condition and results of operations; the Company’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in the Company’s filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Marissa Bych
Gilmartin Group
marissa@gilmartinir.com

ir@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com

Source: Vicarious Surgical Inc.